UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2018

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

4424 West Sam Houston Parkway North Houston, Texas		77041
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07, on May 2, 2018, stockholders of McDermott International, Inc., a Panamanian corporation (“McDermott”), approved an amendment (the “Amendment”) to McDermott’s amended and restated articles of incorporation (as amended to date, the “Articles”) to effect a 3-to-1 reverse stock split (the “Reverse Stock Split”) of the shares of common stock, par value $1.00 per share, of McDermott (“McDermott Common Stock”) with an effective time of 11:59 P.M. (New York City time) (the “Effective Time”) on the date immediately prior to the date of the occurrence of the Exchange Offer Effective Time, as defined in the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) of McDermott and Chicago Bridge & Iron Company N.V., a public company with limited liability incorporated under the laws of the Netherlands (“CB&I”), dated March 29, 2018, which was first mailed to stockholders of McDermott on or about March 30, 2018. The Amendment was filed with the Public Registry of Panama on May 2, 2018.

The full text of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Upon the effectiveness of the Amendment at the Effective Time and as a result of the Reverse Stock Split, the shares of McDermott Common Stock outstanding immediately prior to such time will be combined into a smaller number of shares, such that a McDermott stockholder will own one share of McDermott Common Stock for each three shares of McDermott Common Stock held by that stockholder immediately prior to the Effective Time, subject to the treatment of fractional share interests described below. Also, as a result of the Reverse Stock Split, the number of shares of McDermott Common Stock that would be issued in the proposed combination between McDermott and CB&I will be reduced to approximately one-third of the number of shares that would be so issued if the Reverse Stock Split had not been effected. Additionally, at the Effective Time, the Amendment will decrease the authorized shares of McDermott Common Stock to 255,000,000 shares.

No fractional shares will be issued if, as a result of the Reverse Stock Split, a holder of record of shares of McDermott Common Stock would otherwise become entitled to a fractional share. Instead, any fractional share interest resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

Item 5.07	Submission of Matters to a Vote of Security Holders.

McDermott held a special meeting of stockholders (the “Special Meeting”) on May 2, 2018. A total of 219,279,392 shares of McDermott Common Stock, out of a total of 285,899,713 shares of McDermott Common Stock, outstanding and entitled to vote as of the close of business on April 4, 2018 (the record date for the Special Meeting), were present in person or represented by proxy. Set forth below is a summary of the final voting results on each matter submitted to a vote of stockholders at the McDermott Special Meeting. Each proposal is described in more detail in the Joint Proxy Statement/Prospectus.

Proposal 1: McDermott Reverse Stock Split Articles Amendment Resolution

McDermott’s stockholders approved a resolution providing for an amendment to McDermott’s amended and restated articles of incorporation, as amended to date: (i) to effect the Reverse Stock Split and (ii) to decrease McDermott’s authorized shares of McDermott Common Stock to 255,000,000 shares, an amount sufficient to enable the transactions contemplated under the Business Combination Agreement, dated as of December 18, 2017, by and among McDermott, McDermott Technology, B.V. (“McDermott Bidco”), CB&I and the other parties thereto (as amended or supplemented from time to time, the “Business Combination Agreement”), following the Reverse Stock Split (the “McDermott Reverse Stock Split Articles Amendment Resolution”), with the voting results as follows:

For	Against	Abstentions
209,209,877	9,842,017	227,498

Proposal 2: McDermott Authorized Capital Articles Amendment Resolution

McDermott’s stockholders approved a resolution providing for an amendment to the Articles to increase the authorized shares of McDermott Common Stock to 765,000,000 shares, an amount sufficient to enable the transactions contemplated under the Business Combination Agreement without the Reverse Stock Split (the “McDermott Authorized Capital Articles Amendment Resolution”), provided that, if approved, the McDermott Authorized Capital Articles Amendment Resolution was to become effective only if the McDermott Reverse Stock Split Articles Amendment Resolution had not been approved at the McDermott Special Meeting, with the voting results as follows:

For	Against	Abstentions
204,617,758	14,155,084	506,550

Since the McDermott Reverse Stock Split Articles Resolution was approved, the McDermott Authorized Capital Articles Amendment Resolution did not, and will not, become effective.

Proposal 3: McDermott Stock Issuance

McDermott’s stockholders approved the issuance of shares of McDermott Common Stock (the “McDermott Stock Issuance”) in exchange for all shares of common stock of CB&I, par value EUR 0.01 per share, in connection with the transactions contemplated by the Business Combination Agreement at an exchange ratio of 2.47221 shares of McDermott Common Stock or, if the Reverse Stock Split has occurred, 0.82407 shares of McDermott Common Stock, with the voting results as follows:

For	Against	Abstentions
204,233,218	14,539,799	506,375

Proposal 4: The McDermott Meeting Adjournment

Because the other proposals were approved, it was not necessary to adjourn the Special Meeting to solicit additional votes.

Item 8.01	Other Events.

On May 2, 2018, McDermott and CB&I issued a joint press release announcing the results of the stockholder votes at their respective special meetings. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release also announced that, as a result of the stockholders’ approval of the McDermott Reverse Stock Split Articles Amendment Resolution and the McDermott Stock Issuance, the effective time of the Reverse Stock Split is expected to be 11:59 p.m. Eastern time on May 9, 2018 and the closing of the combination with CB&I is expected to occur on May 10, 2018, subject to the satisfaction of customary closing conditions. With the receipt of the stockholders’ approvals from both McDermott and CB&I, McDermott and CB&I believe that all material conditions to the combination, other than those to be satisfied on the closing date, have been satisfied. Additionally, the press release announced the final exchange offer ratio is 0.82407 shares of McDermott Common Stock for each share of CB&I common stock properly tendered and not withdrawn in McDermott Bidco’s offer to exchange (the “Exchange Offer”) shares of McDermott Common Stock for any and all issued and outstanding shares of common stock of CB&I, upon the terms and subject to the conditions set forth in the exchange offer prospectus filed with the SEC on March 29, 2018, which is scheduled to expire at 12:01 a.m., Eastern time, on May 10, 2018, unless the Exchange Offer is extended or earlier terminated by McDermott Bidco.

Forward-Looking Statements

McDermott cautions that statements in this communication which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact actual results of operations of McDermott, including after the proposed business combination with CB&I. These forward-looking statements include, among other things, statements about the expected timing of the Reverse Stock Split and the closing of the combination. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: the risk that a condition to the closing of the proposed combination may not be satisfied, or that the proposed combination may fail to close, including as the result of any inability to obtain the financing for the combination; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed combination; the costs incurred to consummate the proposed combination; the possibility that the expected synergies from the proposed combination will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined businesses following the proposed combination; disruption from the proposed combination making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed combination; adverse changes in the markets in which McDermott and CB&I operate or credit markets; the inability of McDermott or CB&I to execute on contracts in backlog successfully; changes in project design or schedules; the availability of qualified personnel; changes in the terms, scope or timing of contracts; contract cancellations; change orders and other modifications and actions by customers and other business counterparties of McDermott and CB&I; changes in industry norms; and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see each of McDermott’s and CB&I’s annual and quarterly filings with the Securities and Exchange Commission, including their respective annual reports on Form 10-K for the year ended December 31, 2017 and their respective quarterly reports on Form 10-Q for the quarter ended March 31, 2017. This communication reflects the views of McDermott’s management as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, McDermott has filed a Registration Statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) that includes (1) a joint proxy statement of McDermott and CB&I, which also constitutes a prospectus of McDermott and (2) an offering prospectus of McDermott Technology, B.V. in connection with McDermott Technology, B.V.’s offer to acquire CB&I shares. The Registration Statement was declared effective by the SEC on March 29, 2018. McDermott and CB&I have mailed the definitive joint proxy statement/prospectus to stockholders of McDermott and shareholders of CB&I. In addition, McDermott and McDermott Technology, B.V. have filed a Tender Offer Statement on Schedule TO-T (the “Schedule TO”) with the

SEC and CB&I has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the exchange offer. The solicitation and offer to purchase shares of CB&I’s common stock is only being made pursuant to the Schedule TO and related offer to purchase. CB&I’s shareholders approved the proposed transactions at CB&I’s special general meeting held on May 2, 2018, and McDermott’s stockholders approved the proposed transactions at McDermott’s special meeting held on May 2, 2018. This material is not a substitute for the joint proxy statement/prospectus, the Schedule TO, the Schedule 14D-9 or the Registration Statement or for any other document that McDermott or CB&I may file with the SEC and send to McDermott’s and/or CB&I’s shareholders in connection with the proposed transactions. BEFORE MAKING ANY INVESTMENT DECISION OR DECISION WITH RESPECT TO THE EXCHANGE OFFER, WE URGE INVESTORS OF CB&I AND MCDERMOTT TO READ THE REGISTRATION STATEMENT, THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY MCDERMOTT AND CB&I WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MCDERMOTT, CB&I AND THE PROPOSED TRANSACTIONS.

Investors are able to obtain free copies of the Registration Statement, joint proxy statement/prospectus, Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by McDermott and CB&I with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from McDermott’s website (http://www.mcdermott.com) under the tab, “Investors” and under the heading “Financial Information” or by contacting McDermott’s Investor Relations Department at (281) 870-5147. These documents are also available free of charge from CB&I’s website (http://www.cbi.com) under the tab “Investors” and under the heading “SEC Filings” or by contacting CB&I’s Investor Relations Department at (832) 513-1068.

Item 9.01	Financial Statements and Exhibits.

Index to Exhibits

(d)	Exhibits.

3.1	Certificate of Amendment to McDermott’s Amended and Restated Articles of Incorporation dated May 2, 2018.

99.1	Press Release of McDermott and CB&I dated May 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

Date: May 2, 2018